UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2018
CIDARA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36912	46-1537286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 29, 2018, Cidara Therapeutics, Inc. (the “Company”) entered into a Fourth Amendment to its lease (the “Fourth Lease Amendment”) with Nancy Ridge Technology Center, L.P (the “Landlord”) to amend its existing facilities lease. The Fourth Lease Amendment extends the term of the lease by an additional 36 months through December 31, 2021. Beginning on January 1, 2019, the Company’s base monthly rent will increase to approximately $69,650, which will increase by a rate of 3% annually thereafter. The Company has also been granted an option, exercisable prior to September 30, 2019, to expand its leased premises on the same terms as the current lease, subject to compliance with specified conditions.
The foregoing description of the Fourth Lease Amendment is subject to, and qualified in its entirety by reference to, the full text of the Fourth Lease Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Lease by and between Cidara Therapeutics, Inc. and Nancy Ridge Technology Center, L.P., dated June 29, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2018	CIDARA THERAPEUTICS, INC.
By: /s/ Jeffrey L. Stein, Ph.D. Name: Jeffrey L. Stein, Ph.D. Title: President and Chief Executive Officer